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                                                                    Exhibit 16.1








Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the third paragraph of the Experts section on page 63 of the Registration Statement (Form S-1) and related Prospectus dated March 31, 2004 of PNY Technologies, Inc. and are in agreement with the statements contained in the second and third sentences therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                       /s/ Ernst & Young LLP
                                                       MetroPark, New Jersey
                                                       March 31, 2004